                                                            Exhibit 99.1

                                                            For Information
                                                            Mark A. Hellerstein
                                                            Robert T. Hanley
                                                            303-861-8140

              ST. MARY REPORTS EARNINGS FOR SECOND QUARTER 2002

     DENVER, August 7, 2002- St. Mary Land amp; Exploration Company (Nasdaq:
MARY) today announced its earnings for second quarter 2002 of $10.6 million or
38 cents per basic share. Second quarter 2001 earnings were $14.2 million or 51 cents per basic share. Revenues for the second quarter of 2002 were $50.0 million compared to $55.8 million for the second quarter of 2001. Second quarter discretionary cash flow, which is computed as net income plus depreciation, depletion, amortization, impairments, deferred taxes and exploration expense, less the unrealized derivative gain, decreased from $34.3 million in the second quarter of 2001 to $33.2 million in the second quarter of 2002.

Earnings for the first six months of 2002 were $12.9 million or 46 cents per basic share, compared to $34.6 million or $1.23 per basic share for the first six months of 2001. Revenues for the first six months of 2002 were $92.8 million compared to $124.1 million for the same period in 2001. Discretionary cash flow for the first six months decreased from $81.6 million to $57.9 million.

Daily oil and gas production during the second quarter 2002 averaged 150.1 million cubic feet of gas equivalent (MMCFE), up slightly from 149.6 MMCFE in the comparable 2001 period. Average prices realized during the quarter were
$3.03 per MCF and $25.39 per barrel compared to $4.08 per MCF and $24.30 per barrel realized in the second quarter of 2001.

Mark Hellerstein, President and CEO commented, "The decline in revenue for the second quarter 2002 compared to the second quarter 2001 was primarily due to the
26% decline in realized natural gas prices, which was partially offset by $2.9 million of gas marketing revenue. After the acquisition of a gas gathering system included in the Merchant acquisition made earlier this year, we began recognizing gas marketing revenue and operating expense separately. Included in second quarter 2002 income is a pre-income tax $2.3 million mark-to-market unrealized derivative gain on an interest rate swap agreement entered into during the first quarter 2002."

An update of the Company's forecasts for the year 2002 is as follows:

                                                      Year
       Oil and Gas Production                      56 - 59 BCFE
       Lease operating expenses,
        including production taxes and
          transportation                         $.90 - $1.00/MCFE
       General amp; administrative expense       $.20 - $.24/MCFE
       Depreciation, depletion amp; amort.       $.95 - $1.05/MCFE
       Exploration expense                       $18.0 - $22.0 MM

     The current portion of income tax expense for the year is expected to be
     10%-20% of total income taxes.

An operational update for the second quarter 2002 was provided in the Company's
July 8, 2002 press release.

As previously announced, the St. Mary second quarter earnings teleconference call is scheduled for August 8 at 8:00 am (MDT). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day until August 19 at
800-642-1687, conference number 4818567. International participants can dial
706-634-6088 to take part in the conference call, and can access a replay of the call at 706-645-9291, conference number 4818567. In addition the call will be broadcast live online at www.stmaryland.com. An audio recording of the conference call will be available at that site through August 19.

This release contains forward looking statements within the meaning of securities laws, including forecasts and projections for future periods. The words "will," "believe," "anticipate," "intend," "estimate," and "expect" and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause St. Mary's actual results to differ materially from results expressed or implied by the forward looking statements. These risks include such factors as the volatility and level of oil and natural gas prices, production rates and reserve replacement, reserve estimates, drilling and operating service availability and uncertainties in cash flow, the financial strength of hedge contract counterparties, the availability of attractive exploration and development and property acquisition opportunities and any necessary financing, expected acquisition benefits, competition, litigation, environmental matters, the potential impact of government regulations, and other such matters discussed in the "Risk Factors" section of
St. Mary's 2001 Annual Report on Form 10-K filed with the SEC. Although St. Mary may from time to time voluntarily update its prior forward looking statements, it disclaims any commitment to do so except as required by securities laws.

PR-02-12
                                    ###
                           Financial Highlights Follow

                      ST. MARY LAND amp; EXPLORATION COMPANY
                              FINANCIAL HIGHLIGHTS

                                                  Three Months Ended              Six Months Ended
                                                       June 30,        %               June 30,         %
                                           ------------------------           ------------------------
                                              2002         2001      Change     2002          2001    Change
                                           ------------------------           ------------------------
                                                           (Unaudited in thousands, except per share)
Revenues:
    Oil and gas production                    $46,197      $55,421            $87,290      $123,336
    Gas marketing revenue                       2,939            -              3,444             -
    Other                                         892          355              2,067           787
                                           ------------------------         ------------------------
                                               50,028       55,776             92,801       124,123
                                           ------------------------         ------------------------
Operating Expenses:
    Oil and gas production costs               11,531       13,436             25,561        25,493
    Depletion, depreciation amp; amortization  13,279       12,884             26,333        24,172
    Exploration                                 4,297        2,149             11,213        10,511
    Impairment and abandonment                    622          681              1,319         1,318
    General and administrative                  3,015        3,536              6,156         7,557
    Unrealized derivative loss (gain)          (2,327)           -             (1,975)            -
    Gas marketing expenses                      2,662            -              3,086             -
    Minority interest and other                   243          118                620           379
                                           ------------------------         ------------------------
                                               33,322       32,804             72,313        69,430
                                           ------------------------         ------------------------

Income from operations                         16,706       22,972             20,488        54,693
    Interest income                               170          147                280           335
    Interest expense                           (1,018)           -             (1,470)          (35)
                                           ------------------------         ------------------------
Income before income tax expense               15,858       23,119             19,298        54,993
    Income tax expense - current                1,205        4,547              1,402         9,361
    Income tax expense - deferred               4,064        4,338              4,989        11,005

                                           ------------------------         ------------------------
                                           ------------------------         ------------------------
Net income                                    $10,589      $14,234            $12,907       $34,627
                                           ========================         ========================

Basic weighted average
       shares outstanding                      27,825       28,135             27,805        28,185
                                           ========================         ========================

Basic earnings per common share:                $0.38        $0.51              $0.46         $1.23
                                           ========================         ========================

Diluted weighted average
       shares outstanding                      28,428       28,717             28,347        28,826
                                           ========================         ========================

Diluted earnings per common share:              $0.37        $0.50              $0.46         $1.20
                                           ========================         ========================

Average price:
    Oil                                        $25.39       $24.30      4%     $24.35        $24.92     -2%
    Gas                                         $3.03        $4.08    -26%      $2.80         $4.75    -41%

Margin analysis per MCFE:
    Net realized price                          $3.38        $4.07    -17%      $3.18         $4.59    -31%
    Oil and gas production costs                $0.84        $0.99    -14%      $0.93         $0.95     -2%
    General and administrative costs            $0.22        $0.26    -15%      $0.22         $0.28    -20%
                                           ------------------------          ----------   -----------
       Operating margin                         $2.32        $2.82    -18%      $2.03         $3.36    -40%
                                           ------------------------          ----------   -----------
    Depletion, depreciation amp; amortization   $0.97        $0.95      3%      $0.96         $0.90      7%

Production (in thousands):
    Oil (Bbls)                                    673          595     13%      1,378         1,203     15%
    Gas (MCF)                                   9,618       10,041     -4%     19,173        19,650     -2%
    MCFE (6:1)                                 13,655       13,611      0%     27,440        26,868      2%

                                            Jun 30,       Dec 31,
BALANCE SHEET                                 2002         2001
                                           ------------------------
    Working Capital                           $59,980      $34,000
    Long-term debt                             99,554       64,000
    Stockholders' equity                      295,625      286,117

Shares outstanding                             27,857       27,770

                                                          Dec 31,
PROVEN RESERVES (in thousands):                            2001
                                                         ----------
    Domestic:
       Oil (Bbls)                                           23,669
       Gas (MCF)                                           241,231
                                                         ----------
                                                         ----------
       MCFE (6:1)                                          383,247
                                                         ==========